Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

American Standard Reports Record Fourth-Quarter And Full-Year Revenues, EPS

     Piscataway, N.J. – Jan. 30, 2003 – American Standard Companies Inc. (NYSE: ASD) today announced record fourth-quarter and full-year revenues and diluted earnings per share. Fourth-quarter earnings were $1.01 per diluted share, up from 27 cents a year ago, and revenues were $1.877 billion, up from $1.75 billion a year ago. Net income rose to $74 million from $20 million.

     American Standard’s full-year earnings were $5.04 per diluted share, up from $4.04 a year ago. Revenues were $7.795 billion, up from $7.465 billion a year ago. Net income rose to $371 million from $295 million, and free cash flow was a record $352 million, up from $309 million. The company reduced debt by $253 million to $1.959 billion. Fourth-quarter and full-year earnings were consistent with the company’s October estimate, which forecast diluted earnings per share of 97 cents - $1.05 for the quarter and $5.00 - $5.08 for the year.

     The following charts show reported and adjusted results. Year-over-year sales changes have been adjusted to exclude foreign exchange effects. Year-over-year net income and diluted EPS changes have been adjusted to exclude goodwill amortization and 2001 job reduction expenses that totaled 59 cents for the quarter and 89 cents for the year.

Three months ended 12/31/02
($ in millions, except EPS)

		Reported 2001	Adjusted 2001
	Reported 2002	% change	% change
Sales	$1,877	7%	5%
Net income	$74	270%	17%
Diluted EPS	$1.01	274%	17%

12 months ended 12/31/02
($ in millions, except EPS)

		Reported 2001	Adjusted 2001
	Reported 2002	% change	% change
Sales	$7,795	4%	3%
Net income	$371	26%	3%
Diluted EPS	$5.04	25%	2%

-MORE -

     “We’re proud of our overall performance and particularly pleased with the results we’ve achieved over the past two quarters, despite the challenging economic environment and difficult commercial markets,” said Fred Poses, chairman and chief executive officer. “Our productivity initiatives continue to yield substantial contributions to our bottom line, and our investments in selling, marketing and product development are beginning to pay off in sales growth.

     “We expect last year’s economic conditions to continue throughout 2003, with ongoing industrial sector weakness that particularly affects the commercial equipment part of our air conditioning business,” said Poses. “In that economic environment, we expect sales growth of 4-6 percent, earnings of $5.40-$5.80 per diluted share (up 7-15 percent), and free cash flow of $410-$450 million. We also estimate first quarter earnings of 85-90 cents per diluted share.”

     To facilitate understanding of fourth-quarter and full-year results, a series of tables follows the text of this press release. A new chart – “Reconciliation of cash provided by operating activities to free cash flow” – shows the components of free cash flow.

     FOURTH-QUARTER HIGHLIGHTS

     Sales were up 5 percent in local currencies, and segment income was $175 million, up 58 percent (up 7 percent when adjusted to exclude goodwill amortization, foreign exchange effects and 2001 job reduction expenses, referred to later in this release as “excluded items”). Operating margin for the quarter was 9.3 percent, up 3.0 percentage points (up 0.2 percentage points when adjusted for excluded items). Equity income was $7 million, up $3 million from fourth quarter last year. Interest expense fell by $5 million, and corporate and other expenses decreased by $2 million (up $8 million when adjusted for excluded items).

     AIR CONDITIONING SYSTEMS AND SERVICES sales were $1.095 billion, up 2 percent over fourth quarter last year, driven by very strong growth in residential air conditioning. Sales also increased in commercial parts, service, contracting and controls. Overall commercial equipment sales fell, although government, education and healthcare equipment markets showed strength. Segment income was $103 million, up 51 percent (up 24 percent when adjusted for excluded items). Excluded items, coupled with strong productivity initiatives and residential volume, offset investments, price and mix factors in the commercial part of the business, and general cost escalations. Operating margin rose to 9.4 percent, up 3.1 percentage points (up 1.7 percentage points when adjusted for excluded items).

     During the quarter, the company signed preferred supplier agreements with such companies as The Procter & Gamble Company (P&G), Sears and YUM! Brands. In addition, it added 10 global national accounts, including Belk, a retailer in 13 southeastern states; Palm Beach Tan; Renal Care Group of Nashville, Tenn.; Sterling Jewelers, a national retailer; and Texas Purchasing Network, a regional educational purchasing program. Large air conditioning contracts signed during the quarter included ones for the downtown multi-purpose arena in Houston, Texas; GWL Realty Advisors Inc. in Canada; Jefferson County Schools in Alabama; National Australia Bank in Australia; North Carolina State University College of Veterinary Medicine; Oceana Naval Station in Virginia; and Sydney University in Australia. The company also signed Crescent Parts & Equipment Company, previously a competitor’s distributor, as a new American Standard distributor in the St. Louis, Mo., area.

– MORE –

     BATH AND KITCHEN sales increased 14 percent (up 10 percent in local currencies) to $503 million. Segment income was $36 million, up 38 percent compared with last year (down 18 percent when adjusted for excluded items). Segment income increased because of excluded items. Sales growth and productivity softened the impact of cost escalations, investments in marketing and product development, and previously reported isolated operating issues. Operating margin was 7.2 percent, up 1.3 percentage points (down 2.4 percentage points when adjusted for excluded items).

     During the quarter, Bath and Kitchen introduced new products and “total bathroom” suites around the world. In Europe, “Plain Living” in Germany and two designer suites – “Chipperfield” in the U.K. and the “Marc Newson” line in Italy – successfully launched to wholesale customers. In the U.S., the successful rollout of the Standard Collection, which is inspired by popular products and accessories from the 1920s, continued with 1,241 Home Depot stores now displaying and selling the suite. In addition, Home Depot named American Standard as Plumbing Supplier Partner of the Year.

     VEHICLE CONTROL SYSTEMS fourth-quarter sales were $279 million, up 17 percent over fourth quarter last year (up 7 percent in local currencies). Vehicle Control Systems continued to outperform the Western European truck and bus markets, which experienced a 3 percent decline in production. Increased content per vehicle, aftermarket sales and expansion in Asia all contributed to the sales growth. Segment income was $36 million, up 112 percent from fourth quarter last year (down 3 percent when adjusted for excluded items). Operating margin was 12.9 percent, up 5.8 percentage points (down 1.3 percentage points when adjusted for excluded items). Fourth quarter 2001 segment income and margin benefited from excluded items and a one-time sale to a customer dealing with a product recall caused by another supplier.

     During the quarter, WABCO products for air suspension systems went into production on the Jaguar XJ and Volkswagen Touareg. WABCO established a new service center in Switzerland and completed the first phase of its warehouse consolidation designed to improve distribution effectiveness and efficiency in Europe.

     FULL-YEAR 2002 SUMMARY

     Sales in local currencies were up 3 percent, and segment income was $831 million, up 6 percent (down 4 percent when adjusted for excluded items). Operating margin for the year was 10.7 percent, up 0.2 percentage points (down 0.8 percentage points when adjusted for excluded items). Equity income was $27 million, up $8 million from last year. Interest expense fell by $40 million, and corporate and other expenses increased by $12 million because of higher pension, incentive compensation, medical and insurance costs (up by $22 million when adjusted for excluded items). The effective tax rate was 33.3 percent, down from 38 percent in the prior year (down from 35.7 percent when adjusted for excluded items). Shareholders’ equity for the year improved by $320 million to $230 million.

     AIR CONDITIONING SYSTEMS AND SERVICES sales were $4.744 billion, up 1 percent year-over-year. Segment income increased 4 percent to $537 million (no change when adjusted for excluded items). Excluded items, combined with strong productivity and residential volume gains, more than offset the price pressure in commercial product lines, cost escalations and investments in the business. Air conditioning margin increased 0.3 percentage points to 11.3 percent (down 0.1 percentage points when adjusted for excluded items).

– MORE –

     BATH AND KITCHEN sales were $1.994 billion, up 10 percent over the prior year (up 8 percent in local currencies). Segment income was $155 million, up 5 percent from the prior year (down 13 percent when adjusted for excluded items). The same factors that affected fourth quarter segment income also drove full-year results. Margin was 7.8 percent, down 0.4 percentage points (down 1.9 percentage points when adjusted for excluded items). The margin decline resulted primarily from the ongoing, although lessening, impact of isolated operating issues in the U.S. and France.

     VEHICLE CONTROL SYSTEMS sales for the year were $1.057 billion, up 10 percent from last year (up 6 percent in local currencies). Segment income increased 12 percent to $139 million (down 9 percent when adjusted for excluded items). Segment income increased because of excluded items. Improved productivity and volume lessened the negative impact of warranty costs, price pressure and cost escalations. Margin rose 0.3 percentage points to 13.2 percent (down 2.2 percentage points when adjusted for excluded items).

– END –

PLEASE NOTE: American Standard Chairman and CEO Frederic Poses and Chief Financial Officer Peter D’Aloia will discuss the company’s performance and provide guidance on a two-way conference call for financial analysts at 10:30 a.m. Eastern Standard Time (EST) today. Reporters and the public are invited to listen to the call, which will be broadcast on American Standard’s Web site and archived for one year. The Web site address is http://www.americanstandard.com. For those unable to connect to the company’s Web site, you may listen via telephone. The dial-in number is (913) 981-4902. Please call five to ten minutes prior to the scheduled start time. The number of telephone connections is limited. A replay of the conference call will be available from 1:30 p.m. EST today until 11:30 p.m. EST on February 6. For the replay, please dial (719) 457-0820. The replay access code is 296950.

Comments in this news release contain certain forward-looking statements, which are based on management’s good faith expectations and belief concerning future developments. Actual results may differ materially from these expectations as a result of many factors, relevant examples of which are set forth in the company’s 2001 Annual Report on Form 10-K and in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. American Standard does not undertake any obligation to update such forward-looking statements.

American Standard is a global manufacturer with market leading positions in three businesses: air conditioning systems and services, sold under the Trane® and American Standard® brands for commercial, institutional and residential buildings; bath and kitchen products, sold under such brands as American Standard® and Ideal Standard®; and vehicle control systems, including electronic braking and air suspension systems, sold under the WABCO® name to the world’s leading manufacturers of heavy-duty trucks, buses, SUVs and luxury cars. The company employs approximately 60,000 people and has manufacturing operations in 27 countries. American Standard is included in the S&P 500.

For more information, reporters may contact:
 Lisa Glover, 732 980-6048, lglover@americanstandard.com, or Shelly London, 732 980-6175, slondon@americanstandard.com

For more information, investors and financial analysts may contact:
 Gavin Bell, 732 980-6399, gbell@americanstandard.com, or Bruce Fisher, 732 980-6095, bfisher@americanstandard.com

Additional information is available at http://www.americanstandard.com. U.S. callers can listen to the latest news release and other corporate information by dialing (888) ASD-NEWS.

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Copyright © 2003 American Standard Inc.

American Standard Companies Inc.
Consolidated Statement of Operations
(Unaudited)

In millions	Three Months Ended December 31,

except per share data	2002	2001	2001 Adj. (1)

Sales
Air Conditioning Systems and Services	$1,095	$1,072
Bath & Kitchen	503	440
Vehicle Control Systems	279	238

Total	$1,877	$1,750

Segment income
Air Conditioning Systems and Services	$103	$68	$83
Bath & Kitchen	36	26	44
Vehicle Control Systems	36	17	35

Total	175	111	162
Equity in net income of unconsolidated joint ventures	7	4	4

	182	115	166
Interest expense	31	36	36
Corporate and other expenses	40	42	32

Income before income taxes	111	37	98
Income taxes	37	17	35

Net income	$74	$20	$63

Net income per common share:

Basic	$1.02	$0.28

Diluted	$1.01	$0.27

Average outstanding common shares:
Basic	72.4	71.9	71.9
Diluted	73.6	73.3	73.3

(1)	To present both periods on the same basis, 2001 was adjusted to exclude goodwill amortization of $8 million, including $2 million for Air Conditioning Systems and Services, $4 million for Bath & Kitchen and $2 million for Vehicle Control Systems, which is no longer required under the new FASB standard on accounting for goodwill. It also excludes $53 million of job reduction expenses, including $13 million for Air Conditioning Systems and Services, $14 million for Bath & Kitchen, $16 million for Vehicle Control Systems and $10 million for Corporate.

American Standard Companies Inc.
Consolidated Statement of Operations
(Unaudited)

In millions	Twelve Months Ended December 31,

except per share data	2002	2001	2001 Adj. (1)

Sales
Air Conditioning Systems and Services	$4,744	$4,692
Bath & Kitchen	1,994	1,813
Vehicle Control Systems	1,057	960

Total	$7,795	$7,465

Segment income
Air Conditioning Systems and Services	$537	$515	$536
Bath & Kitchen	155	148	176
Vehicle Control Systems	139	124	150

Total	831	787	862
Equity in net income of unconsolidated joint ventures	27	19	19

	858	806	881
Interest expense	129	169	169
Corporate and other expenses	173	161	151

Income before income taxes	556	476	561
Income taxes	185	181	201

Net income	$371	$295	$360

Net income per common share:

Basic	$5.13	$4.13

Diluted	$5.04	$4.04

Average outstanding common shares:
Basic	72.3	71.5	71.5
Diluted	73.6	73.1	73.1

(1)	To present both periods on the same basis, 2001 was adjusted to exclude goodwill amortization of $32 million, including $8 million for Air Conditioning Systems and Services, $14 million for Bath & Kitchen and $10 million for Vehicle Control Systems, which is no longer required under the new FASB standard on accounting for goodwill. It also excludes $53 million of job reduction expenses, including $13 million for Air Conditioning Systems and Services, $14 million for Bath & Kitchen, $16 million for Vehicle Control Systems and $10 million for Corporate.

American Standard Companies Inc.
Data Supplement Sheet

This Data Supplement Sheet includes information on backlog and information excluding the effect of goodwill amortization, job reduction expenses from 2001 and foreign exchange on operating results. With approximately half of the company’s business from outside the U.S., changes in exchange rates can have significant impact on results when reported in U.S. Dollars.

In millions	Three Months Ended December 31,					Twelve Months Ended December 31,

	Reported	Reported	% Chg vs.	% Chg vs.	% Chg vs.	Reported	Reported	% Chg vs.	% Chg vs.	% Chg vs.
	2002	2001	2001	Adj. 2001 (1)	Adj. 2001 (2)	2002	2001	2001	Adj. 2001 (3)	Adj. 2001 (2)

Air Conditioning Systems and Services
Sales	1,095	1,072	2%	2%	2%	4,744	4,692	1%	1%	1%
Segment Income	103	68	51%	24%	24%	537	515	4%	0%	0%
Operating Margin	9.4%	6.3%	3.1 pts	1.7 pts	1.7 pts	11.3%	11.0%	0.3 pts	-0.1 pts	-0.1 pts
Backlog						601	656	-8%		-9%
Bath & Kitchen
Sales	503	440	14%	14%	10%	1,994	1,813	10%	10%	8%
Segment Income	36	26	38%	-18%	-18%	155	148	5%	-12%	-13%
Operating Margin	7.2%	5.9%	1.3 pts	-2.8 pts	-2.4 pts	7.8%	8.2%	-0.4 pts	-1.9 pts	-1.9 pts
Vehicle Control Systems
Sales	279	238	17%	17%	7%	1,057	960	10%	10%	6%
Segment Income	36	17	112%	3%	-3%	139	124	12%	-7%	-9%
Operating Margin	12.9%	7.1%	5.8 pts	-1.8 pts	-1.3 pts	13.2%	12.9%	0.3 pts	-2.4 pts	-2.2 pts
Backlog						468	382	23%		7%
Total Company
Sales	1,877	1,750	7%	7%	5%	7,795	7,465	4%	4%	3%
Segment Income	175	111	58%	8%	7%	831	787	6%	-4%	-4%
Operating Margin	9.3%	6.3%	3.0 pts	0.0 pts	0.2 pts	10.7%	10.5%	0.2 pts	-0.9 pts	-0.8 pts
Net Income	74	20	270%	17%		371	295	26%	3%
Net Income per Common Share: Diluted	1.01	0.27	274%	17%		5.04	4.04	25%	2%

(1)	2001 was adjusted to exclude goodwill amortization of $8 million, including $2 million for Air Conditioning Systems and Services, $4 million for Bath & Kitchen and $2 million for Vehicle Control Systems, which is no longer required under the new FASB standard on accounting for goodwill. It also excludes $53 million of job reduction expenses, including $13 million for Air Conditioning Systems and Services, $14 million for Bath & Kitchen, $16 million for Vehicle Control Systems and $10 million for Corporate.

(2)	2001 was adjusted to exclude goodwill amortization, job reduction expenses, and the effect of foreign exchange.

(3)	2001 was adjusted to exclude goodwill amortization of $32 million, including $8 million for Air Conditioning Systems and Services, $14 million for Bath & Kitchen and $10 million for Vehicle Control Systems, which is no longer required under the new FASB standard on accounting for goodwill. It also excludes $53 million of job reduction expenses, including $13 million for Air Conditioning Systems and Services, $14 million for Bath & Kitchen, $16 million for Vehicle Control Systems and $10 million for Corporate.

American Standard Companies Inc.
Consolidated Balance Sheet
(Unaudited)

In millions	December 31,	December 31,
	2002	2001

Current assets
Cash and cash equivalents	$97	$82
Accounts receivable	803	998
Inventories	771	657
Other current assets	276	159

Total current assets	1,947	1,896
Net facilities	1,430	1,363
Goodwill	1,013	929
Other assets	704	643

	$5,094	$4,831

Current liabilities
Short-term debt	$41	$70
Accounts payable	602	604
Accrued liabilities and taxes	955	1,014

Total current liabilities	1,598	1,688
Long-term debt	1,918	2,142
Other long-term liabilities
Reserve for postretirement benefits	623	489
Deferred taxes on income	109	85
Other	616	517

Total liabilities	4,864	4,921
Shareholders’ equity/(deficit)
Common stock, capital surplus and other	723	703
Treasury stock	(535)	(505)
Retained earnings	428	57
Deferred loss on hedge contracts	(2)	(1)
Foreign currency translation effects	(309)	(332)
Minimum pension liability	(75)	(12)

Total shareholders’ equity/(deficit)	230	(90)

	$5,094	$4,831

American Standard Companies Inc.
Reconciliation of Cash Provided By
Operating Activities to Free Cash Flow
(Unaudited)

	Twelve Months Ended December 31,

In millions	2002	2001

Cash provided (used) by:
Operating activities:
Net Income	$371	$295
Adjustments to reconcile net income to net cash provided by operating activities	172	201

Net cash provided by continuing operations before proceeds from initial sale of receivables	543	496
Proceeds from initial sale of receivables	81	—

Net cash provided by operating activities	624	496

Other deductions or additions for Free Cash Flow:
Purchases of plant, equipment and computer software	(212)	(225)
Proceeds from disposals of property	21	38
Deduct proceeds from initial sale of receivables	(81)	—

Free Cash Flow	$352	$309